UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On September 10, 2021, Anterix Inc. (the “Company”) was notified by Ameren Corporation (“Ameren”) that it had issued the first prepayments to the Company, totaling approximately $22.6 million, under the terms of the long-term 900 MHz broadband spectrum lease agreements entered into by the parties in December of 2020 (the “Lease Agreements”). The first prepayments are in consideration of Anterix’s having secured the requisite 900 MHz broadband licenses from the FCC and cleared the requisite incumbents from the 900 MHz broadband segment, in Ameren’s initial service area, both per the terms of the Lease Agreements.

As previously announced by the Company on December 21, 2020, the referenced Lease Agreements, with an initial term of 30 years, and an option to extend for an additional 10 years, will enable Ameren to deploy a private LTE network in its service territories in Missouri and Illinois, covering approximately 7.5 million people.

The Company is continuing to actively work on clearing incumbents from the 900 MHz broadband segments in Ameren’s service territories and securing additional 900 MHz broadband licenses from the FCC. The Company intends to recognize revenue under the Lease Agreements, including the first prepayment, as spectrum is delivered based on straight-line amortization over the initial 30-year terms of the Lease Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: September 15, 2021	/s/ Gena L. Ashe
Gena L. Ashe
Chief Legal Officer and Corporate Secretary